Exhibit 21

      The eight registrants, Entergy Corporation, System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy London Investments plc, Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and their active subsidiaries, are listed below:

                                                      State or Other
                                                     Jurisdiction of
                                                       Incorporation

       Entergy Corporation                                Delaware
       System Energy Resources, Inc. (a)                  Arkansas
       Entergy Arkansas, Inc. (a)                         Arkansas
       Entergy Arkansas Capital I (b)                     Delaware
       The Arklahoma Corporation (b)                      Arkansas
       Entergy Gulf States, Inc. (a)                      Texas
       Entergy Gulf States Capital I (c)                  Delaware
       Varibus Corporation (c)                            Texas
       GSG&T, Inc. (c)                                    Texas
       Southern Gulf Railway Company (c)                  Texas
       Prudential Oil & Gas, Inc. (c)                     Texas
       Entergy Louisiana, Inc. (a)                        Louisiana
       Entergy Louisiana Capital I (d)                    Delaware
       Entergy Mississippi, Inc. (a)                      Mississippi
       Entergy New Orleans, Inc. (a)                      Louisiana
       System Fuels, Inc. (e)                             Louisiana
       Entergy Services, Inc. (a)                         Delaware
       Entergy Power, Inc. (a)                            Delaware
       Entergy Operations, Inc. (a)                       Delaware
       Entergy Enterprises, Inc. (a)                      Louisiana
       Entergy S.A. (a)                                   Argentina
       Entergy Power Development Corporation (a)          Delaware
       Entergy Integrated Solutions, Inc.                 Delaware
       Entergy Pakistan, Ltd.                             Delaware
       Entergy Power Asia, Ltd.                           Cayman Islands
       Entergy International Holdings Ltd. LLC (a)        Delaware
       Entergy International Ltd. LLC                     Delaware
       Entergy Global Power Operations Corporation (a)    Delaware
       Entergy Power Operations U.S., Inc.                Delaware
       Entergy Power Operations Corporation               Delaware
       EP Edegel, Inc.                                    Delaware
       Entergy Power CBA Holding Ltd.                     Bermuda
       EPG Cayman Holding I                               Cayman Islands
       EPG Cayman Holding II                              Cayman Islands
       Entergy Victoria LDC                               Cayman Islands
       Entergy Victoria Holding, LDC                      Cayman Islands
       CitiPower Trust                                    Australia
       CitiPower Ltd.                                     Australia
       Entergy Power Edesur Holding Ltd. (a)              Bermuda
       Entergy Power Marketing Corp. (a)                  Delaware
       Entergy Power Holding II, Ltd.                     Cayman Islands
       Entergy Power Operations Holdings Ltd.             Cayman Islands
       Entergy Power Operations Pakistan LDC              Cayman Islands
       Entergy Nuclear, Inc.                              Delaware
       Entergy Power Cayman Investments, Ltd.             Cayman Islands
       Entergy Power Peru S.A.                            Peru
       Entergy do Brasil LTDA                             Brazil
       Entergy Technology Holding Company (a)             Delaware
       Entergy Power International Holdings               Delaware
         Corporation (a)
       Entergy Power Generation Corporation (a)           Delaware
       Entergy Power Saltend, Ltd.                        Cayman Islands
       Entergy Power Chile, Inc.                          Delaware
       Entergy London Limited                             England
       Entergy London Investments plc                     England
       London Electricity plc                             England
_______________________

(a)Entergy  Corporation  owns  all of the Common  Stock  of  System  Energy
   Resources, Inc., Entergy Arkansas Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Services, Inc., Entergy Power, Inc., Entergy
   Operations, Inc., Entergy Enterprises, Inc., Entergy S.A., Entergy Power Development Corporation, Entergy International Holdings Ltd. LLC, Entergy Power Edesur Holding Ltd., Entergy Power Marketing Corp., Entergy Power International Holdings Corporation, Entergy Power Generation Corporation, Entergy Global Power Operations Corporation and Entergy Technology Holding Company.

(b)Entergy Arkansas, Inc. 100 % of the common stock of Entergy Arkansas Capital I and 34% of the Common Stock of The Arklahoma Corporation.

(c)Entergy Gulf States, Inc. owns all of the Common Stock of Entergy Gulf States Capital I, Varibus Corporation, GSG&T, Inc., Southern Gulf Railway Company, and Prudential Oil & Gas, Inc.

(d)Entergy Louisiana, Inc. owns all of the common stock of Entergy Louisiana Capital I.

(e)The capital stock of System Fuels, Inc. is owned in proportions of 35%, 33%, 19% and 13% by Entergy Arkansas, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., respectively.